Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 16, 2017 relating to the consolidated financial statements and financial statement schedule of H&R Block, Inc. and the effectiveness of H&R Block Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of H&R Block, Inc. for the year ended April 30, 2017.

/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri
September 21, 2017